UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2015

Sibannic, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122009	33-0903494
(Commission File Number)	(IRS Employer Identification No.)

9235 Bell Flower Way Highlands Ranch, CO 80126
(Address of principal executive offices and zip code)

720-525-4981
 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 9, 2015, the Board of Directors of the Registrant dismissed MALONE BAILEY, LLP, 10350 Richmond Suite 800, Houston, TX 77042 as its independent registered public accounting firm.

None of the reports of MALONE BAILEY, LLP on the financial statements of Sibannac, Inc. for either of the year or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal years ended December 31, 2014 and 2013 contained a going concern qualification. We have had no disagreements with MALONE BAILEY, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to MALONE BAILEY, LLP satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided MALONE BAILEY, LLP with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from MALONE BAILEY, LLP as required by Item 304(a)(3) of Regulation S-K.

There were no other “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending November 30, 2014.

On March 9, 2015, the independent registered public accounting firm of B F Borgers CPA PC,  5400 W Cedar Ave, Lakewood, CO 80226 was engaged by the Board of Directors of the Registrant as the Registrant’s new independent registered public accounting firm.

During the two most recent fiscal years, and the interim periods preceding the engagement, the registrant has not consulted  B F Borgers CPA PC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1*     Letter from MALONE BAILEY, LLP, dated  March 4, 2015, to the Securities and Exchange Commission  regarding statements included in this Form.

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sibannic, Inc.

/s/ Paul Dickman
Paul Dickman
CFO

Date:  March 9, 2015